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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Noven Pharmaceuticals, Inc. on Form S-8 of our report dated March 5, 1999 appearing in the Annual Report on form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 1998.



DELOITTE-TOUCHE, LLP
Miami, Florida

November 9, 1999